UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008 (February 6, 2008)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2008, Moody’s Investors Service Limited (“MIS UK”), a subsidiary of Moody’s Corporation (the “Company”), entered into:

(a)	an agreement of lease with CWCB Properties (DS7) Limited (the “Agreement for Lease”) providing for the granting of leases for 17.5 years in relation to six office floors at One Canada Square, Canary Wharf, London E14; and

(b)	a storage agreement for lease with Canary Wharf (Car Parks) Limited (the “Storage Agreement for Lease”) providing for the granting of leases for 17.5 years in relation to an ancillary storage facility and parking at One Canada Square, London, E14;

in order to relocate and consolidate the existing four Moody’s London offices at One Canada Square, Canary Wharf, London, E14. The office leases to be granted pursuant to the Agreement for Lease will provide for approximately 165,000 square foot of office space representing six floors of the 50-story office tower.

The parties executed the Agreement for Lease and Storage Agreement for Lease (the “Leases”) on February 6, 2008, with an effective date dependent upon completion of refurbishment works to be carried out to One Canada Square by the relevant Canary Wharf entity. Additionally, the Leases provide for three 5-year renewal options. The parties also concurrently executed option agreements and a first offer agreement with relevant Canary Wharf corporate entities providing MIS UK with the right to enter into further leases of office space and car parking spaces at One Canada Square, London, E14 (the “Option Agreements”). The Company has guaranteed the obligations of Moody’s Investors Service Limited under the foregoing agreements and will be a party to the leases eventually granted pursuant to those agreements.

Rent payments under the Leases will commence March 31, 2011 and represent quarterly payments in advance. The annual base rent for the Storage Agreement for Lease is currently not known but is not expected to be material. The annual base rent during the initial term of the Agreement for Lease assuming the maximum allowable rent increases at each five year rent review date will be as follows:

Period	Base Rent
March 2011	£524,356 per quarter
June 2011 – December 2011	£1,573,069 per quarter
March 2012	£1,679,236 per quarter
June 2012 – September 2013	£1,891,569 per quarter
December 2013 – September 2014	£2,216,718 per quarter
December 2014 – September 2018	£2,283,278 per quarter
December 2018 – September 2019	£2,368,859 per quarter
December 2019 – December 2025	£2,386,359 per quarter
March 2026	£1,590,906 per quarter

In addition to the base rent payments, MIS UK will be obligated to pay certain customary amounts for its share of operating expenses and tax obligations. The Agreement and Storage Agreement for Lease contain customary operating lease provisions. MIS UK will also incur costs to build out the floors to its specifications.

Copies of the Agreement for Lease and the Storage Agreement for Lease are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein. The foregoing description of the Agreement for Lease and the Storage Agreement for Lease does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement for Lease, dated February 6, 2008.
10.2	Storage Agreement for Lease, dated February 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

	By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Date: February 12, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Agreement for Lease, dated February 6, 2008.
10.2	Storage Agreement for Lease, dated February 6, 2008